Exhibit 99.1

Kalaris Reports Third Quarter 2025 Financial Results and Provides Business Updates

Phase 1a Single Ascending Dose trial remains on track for initial clinical data to be reported by year end 2025

Phase 1b/2 Multiple Ascending Dose trial currently enrolling, intended to inform dose selection for potential Phase 3 development program; initial clinical data expected in 2H 2026

Recent significant corporate milestones include the selection of a CDMO, CFO hire, and opening of corporate headquarters

Cash, cash equivalents and short-term investments of $77.0M as of September 30, 2025, expected to fund operations into 2027

Kalaris is currently evaluating TH103, a dual-targeting biologic designed to achieve superior VEGF inhibition and extended intraocular durability through optimized binding to VEGF receptor 1 ligands and concurrent heparan sulfate proteoglycan (HSPG) anchoring

BERKELEY HEIGHTS, N.J., November 12, 2025 (GLOBE NEWSWIRE) - Kalaris Therapeutics, Inc. (Nasdaq: KLRS) (“Kalaris”), a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases, today announced financial results for the third quarter ended September 30, 2025, and provided business updates.

“The third quarter marked an important inflection point for Kalaris,” said Andrew Oxtoby, Chief Executive Officer of Kalaris Therapeutics. “Most importantly, we began enrolling our Phase 1b/2 multiple ascending dose trial of TH103 in neovascular age-related Macular Degeneration (nAMD). This Phase 1b/2 trial is designed to build on our ongoing Phase 1a single ascending dose trial; we look forward to reporting initial clinical data from our Phase 1a trial by the end of this year, including safety, preliminary efficacy (e.g., visual acuity and lesion morphology), and pharmacokinetics.”

In addition to progressing TH103’s clinical development program, Kalaris also entered a formal agreement with KBI Biopharma for clinical supply manufacturing. Mr. Oxtoby stated, “Working with KBI is an important step as we progress into a later stage biotech company. Our decision to work with KBI reflects their deep technical expertise to support continued development of TH103.” Katie Edgar, Chief Business Officer of KBI Biopharma, said, “We look forward to applying our scientific and regulatory acumen to helping progress Kalaris’ exciting product candidate. Our agreement with Kalaris reflects our shared commitment to patient impact.”

Business Updates

•

Initial clinical data from the Phase 1a clinical trial expected by year end 2025. The single ascending dose trial followed patients after a single injection of TH103 to assess the safety, pharmacokinetics, and preliminary treatment effect of TH103 in treatment naïve nAMD patients.

•

Newly initiated Phase 1b/2 dose-finding clinical trial is designed to evaluate multiple dose levels of TH103 in up to 80 nAMD patients. Patients are expected to receive 4 initial monthly intravitreal injections of TH103. Study assessments are expected to include safety and preliminary efficacy with a primary time point for analysis at one-month following the last injection with patients followed thereafter in an extension phase.

•	KBI Biopharma, based in North Carolina, selected as Kalaris’ Contract Development and Manufacturing Organization (CDMO) for clinical supply manufacturing of TH103.

•

As previously announced, Kalaris expanded its leadership team with the hire of Matthew Gall, Chief Financial Officer. Mr. Gall has over 20 years of corporate finance experience, including business development transactions and financial operations and strategy for both small and large biopharmaceutical companies.

•	New corporate headquarters opened in Berkeley Heights, New Jersey.

Financial Results for the Third Quarter Ended September 30, 2025

Cash, Cash Equivalents and Short-Term Investments: As of September 30, 2025, Kalaris had cash, cash equivalents and short-term investments of $77.0 million, compared with cash and cash equivalents of $1.6 million as of December 31, 2024. The increase in cash and cash equivalents was primarily a result of the completion of its merger with AlloVir in Q1 2025. Kalaris expects that its cash, cash equivalents and short-term investments as of September 30, 2025 will be sufficient to fund its operations into 2027.

Research and Development Expenses: Research and development expenses were $9.1 million for the quarter ended September 30, 2025, compared with $36.0 million for the quarter ended September 30, 2024. The decrease quarter-over-quarter was primarily attributable to a $32.0 million royalty obligation expense for a Royalty agreement entered into with Samsara in July 2024, offset by an increase in costs related to the outsourcing of manufacturing and clinical-related costs to support the ongoing Phase 1a and the newly initiated Phase 1b/2 clinical trial.

General and Administrative Expenses: General and administrative expenses were $3.6 million for the quarter ended September 30, 2025, compared with $1.8 million for the quarter ended September 30, 2024. The increase quarter-over-quarter was primarily attributable to an increase in insurance, legal, accounting, and professional fees and personnel related costs to support operating as a public company.

Net Loss: For the quarter ended September 30, 2025, net loss was $11.9 million compared with a net loss of $38.1 million for the quarter ended September 30, 2024. The total number of shares of common stock outstanding as of September 30, 2025 was 18,702,418.

About Kalaris

Kalaris Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases with major unmet medical needs. Founded by renowned scientist Dr. Napoleone Ferrara, whose pioneering research led to the development of anti-VEGF therapy, the company is committed to advancing novel therapeutic approaches for patients with sight-threatening retinal conditions such as neovascular age-related macular degeneration (nAMD), diabetic macular edema (DME), and retinal vein occlusion (RVO).

For more information, visit www.kalaristx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding the strategy, future operations, prospects, plans and objectives of management of Kalaris, including the therapeutic potential of TH103 for nAMD and other exudative and neovascular retinal diseases, the anticipated timelines for reporting clinical data from the Phase 1a and Phase 1b/2 clinical trials of TH103, plans to advance TH103 into Phase 3 clinical trials and to develop TH103 for additional indications and the sufficiency of Kalaris’ cash resources for the period anticipated, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of Kalaris as well as assumptions made by, and information currently available to, the management of Kalaris and are subject to risks and uncertainties. There can be no assurance that future developments affecting Kalaris will be those that it has anticipated. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: risks associated with the clinical development and regulatory approval of TH103, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; risks related to the inability of Kalaris to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; Kalaris’ competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; potential adverse reactions or changes to business relationships resulting from the completion of the merger with AlloVir, Inc.; risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the merger, including with respect to future financial and operating results; the risk of involvement in current and future litigation, including securities class action litigation; and such other factors as are set forth in Kalaris’ public filings with the SEC, including, but not limited to, those described under the heading “Risk Factors”. Kalaris may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release, and Kalaris does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

ir@kalaristx.com

Kalaris Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses
Research and development	$9,126	$36,020	$23,596	$41,192
General and administrative	3,615	1,829	11,755	3,407

Total operating expenses	12,741	37,849	35,351	44,599

Loss from operations	(12,741)	(37,849)	(35,351)	(44,599)
Total other income (expense), net	847	(235)	1,911	(2,542)

Net loss	$(11,894)	$(38,084)	$(33,440)	$(47,141)

Net loss per share, basic and diluted	$(0.64)	$(28.16)	$(2.41)	$(35.44)

Weighted-average shares outstanding, basic and diluted	18,701,708	1,352,265	13,872,369	1,330,255

Kalaris Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents and short-term investments	$76,999	$1,639
Other current assets	1,184	967

Total current assets	78,183	2,606

Other assets	2,992	3,556

Total assets	$81,175	$6,162

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities	$6,065	$24,703
Long-term liabilities	33,245	32,076

Total liabilities	39,310	56,779

Redeemable convertible preferred stock	—	45,999

Total stockholders’ equity (deficit)	41,865	(96,616)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$81,175	$6,162